UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) August 9, 2005
                                                 --------------


                           BISHOP CAPITAL CORPORATION
             (Exact name of registrant as specified in its charter)


           Wyoming                     0-21867                   84-0901126
           --------                  ----------              -------------------
(State or other jurisdiction         (Commission               (IRS Employer
     of incorporation)               File Number)            Identification No.)


                    222 N. Broadway, Riverton, Wyoming 82501
                    ----------------------------------------
          (Address of principal executive offices, including zip code)


                                 (307) 856-3800
                         (Registrant's telephone number,
                              including area code)


                 -----------------------------------------------
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425) [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12) [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)) [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments of Articles of Incorporation or Bylaws; Change in Fiscal Year.

     Pursuant to an Amendment to the Registrant's Articles of Incorporation for a reverse stock split approved by the Registrant's shareholders, effective at 12:01 a.m. on August 9, 2005, without any further action by the holders, each 110 shares of Common Stock ($0.01 par value) of the Registrant issued and outstanding was combined into one share of Common Stock. No fractional shares of Common Stock of the Registrant will be outstanding as a result of the reverse stock split, but in lieu thereof the Registrant will pay to each shareholder who is otherwise entitled to a fractional share resulting from the Reverse Stock Split a price of $1.00 per whole share (pre-split). Shareholders who own less than 110 shares will no longer be shareholders of the Registrant. Their shares will be cashed out and purchased by the Registrant at a pre-split price of $1 per whole share.

     As previously reported, as a result of the Reverse Stock Split, the Registrant is eligible to and will no longer file reports and make other filings with the Securities and Exchange Commission.

     The Amendment to the Registrant's Articles of Incorporation is attached as
Exhibit 3.2 hereto.

Item 9.01  Financial Statements and Exhibits.

   Exhibit No.           Description
   -----------           -----------

      3.2          Articles of Amendment to Articles of Incorporation




                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.




Date:  August 9, 2005
                                 BISHOP CAPITAL CORPORATION



                                 By   /s/ Robert E. Thrailkill
                                       -----------------------------------------
                                          Robert E. Thrailkill
                                          President and Chief Executive Officer